Exhibit 99.1

CENCORA ACCELERATES ONEONCOLOGY ACQUISITION, EXTENDING SOLUTIONS
OFFERING FOR COMMUNITY ONCOLOGY

•	Company reiterates fiscal 2026 guidance
•	Company raises long-term guidance expectations to reflect OneOncology’s expected long-term contribution to enterprise growth

CONSHOHOCKEN, PA, December 15, 2025 — Cencora, Inc. (NYSE: COR) today announced it has entered into a definitive agreement to acquire the majority of the outstanding equity interests that it does not currently own in OneOncology, a physician-led national platform empowering independent medical specialty practices rooted in oncology, from TPG, a leading global alternative asset management firm.

“We are excited to accelerate our acquisition of OneOncology, which will advance our management services organization and aligns with our approach of making growth-oriented investments that support our pharmaceutical-centric strategy,” said Bob Mauch, President & CEO of Cencora. “Since our initial investment in OneOncology, the platform has grown substantially as its physician-led approach continues to attract leading practices and physicians, supporting patient access to high-quality care in local communities. With our recent acquisition of RCA, we look forward to building on both platforms’ research and clinical trial capabilities, advanced technology resources and strong physician leadership to drive unique value to our stakeholders.”

“We are pleased to advance our longstanding partnership with Cencora, who shares our commitment to supporting independent providers,” said Jeff Patton, M.D., Chief Executive Officer of OneOncology. “As cancer care becomes increasingly complex, leveraging the significant expertise of Cencora across the healthcare landscape, while still maintaining our independence, will allow us to enhance the value we provide to practices, improving physicians’ ability to focus on delivering accessible and innovative care to their patients.”

The proposed transaction will build on Cencora’s pharmaceutical-centric strategy and is expected to advance all three of the company’s growth priorities by:

•	Strengthening Cencora’s solutions in specialty: As innovation advances, specialty physicians are increasingly seeking partners that can provide tools to streamline their operations, support cutting edge treatments and enable them to dedicate more time to patient engagement. Through OneOncology’s leading MSO and clinical support solutions, Cencora will further its ability to support physicians and pharmaceutical innovators.
•	Leading with market leaders: Since its founding, OneOncology has displayed a strong track record of attracting leaders to its network with a compelling offering, allowing physicians to augment their services and impact. As a platform built by and for community specialists, we believe OneOncology is well-positioned to continue shaping best practices in community-based care, supported by Cencora’s longstanding operational expertise.
•	Enhancing patient access to pharmaceuticals: Prioritizing the patient and provider experience, OneOncology has made thoughtful investments to simplify cancer care navigation, speed clinical trial enrollment and drive access to novel treatments in a cost-effective setting. By bringing together these capabilities with Cencora and Retina Consultants of America, we believe we can leverage our collective strengths to support innovation and further patient outcomes across communities.

Transaction Overview

The transaction values the OneOncology enterprise at $7.4 billion, with an equity value of approximately $6 billion. Cencora will acquire the majority of the outstanding equity interests it does not own in OneOncology from TPG and other shareholders for approximately $3.6 billion and retire its existing corporate debt of $1.3 billion, for a total cash consideration of approximately $5.0 billion. OneOncology’s affiliated practices and management will retain a minority interest in OneOncology.

The transaction is expected to close by the end of Cencora’s fiscal 2026 second quarter and is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals.

Cencora plans to fund the transaction through new debt financing. Cencora remains committed to maintaining its strong investment grade credit ratings and will prioritize deleveraging following the transaction. Cencora’s fiscal 2026 guidance does not currently include the impact of the OneOncology acquisition, which will be incorporated in expectations following the transaction close.

Cencora expects the acquisition to be approximately neutral, net of financing costs, to Cencora’s adjusted diluted EPS in the first twelve months following close.

Fiscal 2026 Guidance Expectations

To reflect Cencora’s expectations for continued growth and execution, the Company is reiterating its fiscal 2026 consolidated guidance. In anticipation of the Company’s acquisition of OneOncology, it is pausing share repurchases, and therefore, it is more likely the Company’s full year adjusted diluted EPS will be towards the lower half of its guidance range of $17.45 to $17.75.

Long-Term Guidance Expectations

Cencora is raising its long-term guidance for adjusted operating income and adjusted diluted EPS to reflect the expected long-term contribution from adding OneOncology to Cencora’s U.S. Healthcare Solutions segment.

Long-term guidance(1)
Adjusted operating income	7% to 10%
Capital deployment	3% to 4%
Adjusted diluted earnings per share	10% to 14%

(1)	Bold numbers indicate updates to guidance ranges.

Advisors

Citi is serving as lead financial advisor to Cencora, and J.P. Morgan Securities LLC is also serving as financial advisor. Morgan, Lewis & Bockius LLP and Sidley Austin LLP are serving as legal advisors to Cencora.

About Cencora

Cencora is a leading global pharmaceutical solutions organization centered on improving the lives of people and animals around the world. We partner with pharmaceutical innovators across the value chain to facilitate and optimize market access to therapies. Care providers depend on us for the secure, reliable delivery of pharmaceuticals, healthcare products, and solutions. Our 51,000+ worldwide team members contribute to positive health outcomes through the power of our purpose: We are united in our responsibility to create healthier futures. Cencora is ranked #10 on the Fortune 500 and #18 on the Global Fortune 500 with more than $300 billion in annual revenue. Learn more at investor.cencora.com

Cencora’s Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include, without limitation, statements about the proposed transaction with OneOncology, the expected timetable for completing the proposed transaction, the benefits of the proposed transaction, future opportunities for Cencora and OneOncology and any other statements regarding Cencora’s or OneOncology’s future operations, financial or operating results, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, and other expectations for future periods. Words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “sustain,” “synergy,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with GAAP and related standards, or on an adjusted basis; Cencora’s or OneOncology’s failure to achieve expected or targeted future financial and operating performance and results; the possibility that Cencora may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the transaction within the expected time frames or at all; business disruption being greater than expected following the transaction; the recruiting and retention of key physicians and employees being more difficult following the transaction; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the impacts of competition; changes in the economic and financial conditions of the business of Cencora or OneOncology; Cencora’s de-leveraging plans and the ability of Cencora to maintain its investment grade rating; and uncertainties and matters beyond the control of management and other factors described under “Risk Factors” in Cencora’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”). You can access Cencora’s filings with the SEC through the SEC website at www.sec.gov or through Cencora’s website, and Cencora strongly encourages you to do so. Except as required by applicable law, Cencora undertakes no obligation to update any statements herein for revisions or changes after the date of this communication.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities of Cencora. Any such offer will only be made pursuant to a prospectus filed with the SEC or pursuant to one or more exemptions from the registration requirements of the Securities Act of 1933, as amended.

SUPPLEMENTAL INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), Cencora uses the non-GAAP financial measures described below. The non-GAAP financial measures should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP. These supplemental measures may vary from, and may not be comparable to, similarly titled measures by other companies.

The non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate Cencora’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, Cencora believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The presented non-GAAP financial measures exclude items that management does not believe reflect Cencora’s core operating performance because such items are outside the control of Cencora or are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash.

Cencora does not provide a reconciliation for non-GAAP financial measures on a forward-looking basis to the most comparable GAAP financial measures on a forward-looking basis because it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort due to the uncertainty and potential variability of reconciling items, which are dependent on future events, are out of Cencora’s control and/or cannot be reasonably predicted, and the probable significance of which cannot be determined.

We have included the following non-GAAP financial measures in this release:

•	Adjusted operating income: Adjusted operating income is a non-GAAP financial measure that excludes the gains from antitrust litigation settlements; Turkey highly inflationary impact; LIFO expense (credit); acquisition-related intangibles amortization; litigation and opioid-related expenses, net; acquisition related deal and integration expenses; restructuring and other expenses; and goodwill impairment. Management believes that this non-GAAP financial measure is useful to investors as a supplemental way to evaluate the Company’s performance because the adjustments are unusual, non-operating, unpredictable, non-recurring or non-cash in nature.

•	Adjusted diluted earnings per share: Adjusted diluted earnings per share excludes the per share impact of adjustments including gains from antitrust litigation settlements; Turkey highly inflationary impact; LIFO expense (credit); acquisition-related intangibles amortization; litigation and opioid expenses, net; acquisition-related deal and integration expenses; restructuring and other expenses; impairment of goodwill; the gain (loss) on the divestiture of non-core businesses; the gain (loss) on the currency remeasurement related to 2020 Swiss tax reform; the Company’s portion of an equity method investment’s gain on the sale of a business; the impairment of an equity investment; and the gain (loss) on the remeasurement of an equity investment, in each case net of the tax effect calculated using the applicable effective tax rate for those items. In addition, the per share impact of certain discrete tax items primarily attributable to an adjustment of a foreign valuation allowance, and the per share impact of certain expenses related to 2020 Swiss tax reform are also excluded from adjusted diluted earnings per share. Management believes that this non-GAAP financial measure is useful to investors because it eliminates the per share impact of the items that are outside the control of the Company or that are not considered to be indicative of ongoing operating performance due to their inherent unusual, non-operating, unpredictable, non-recurring, or non-cash nature.

Contact:

Bennett S. Murphy

Senior Vice President, Investor Relations and Enterprise Productivity

bennett.murphy@cencora.com